Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

TO TENDER SHARES OF SERIES A PREFERRED STOCK,

SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK,

Par Value $0.01 Per Share

DYNEX CAPITAL, INC.

PURSUANT TO THE OFFERING CIRCULAR DATED MARCH 29, 2004

THE NOTE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON APRIL 30, 2004, UNLESS THE NOTE OFFER IS EXTENDED BY DYNEX CAPITAL, INC. IN ITS SOLE DISCRETION.

The Exchange Agent for the Note Offer is:

Wachovia Bank, N.A.

Corporate Actions - NC 1153

1525 West W.T. Harris Boulevard, 3C3

Charlotte, North Carolina 28288-1153

Telephone Number: (800) 829-8432

Facsimile Number: (704) 590-7628

The instructions accompanying this Letter of Transmittal and in the Offering Circular should be read carefully before tendering shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (collectively, the “Preferred Stock”) in the Note Offer.

By tendering your shares of Preferred Stock in the Note Offer, you acknowledge receipt of the Offering Circular, dated March 29, 2004 (the “Offering Circular”) of Dynex Capital, Inc., a Virginia corporation (“Dynex Capital”). This Letter of Transmittal and accompanying instructions (the “Letter of Transmittal”) together with the Offering Circular (and any amendments or supplements to the Offering Circular and this Letter of Transmittal) constitutes the “Note Offer” with respect to the shares of Preferred Stock. All capitalized terms used in this Letter of Transmittal that are not defined have the meanings given to them in the Offering Circular.

        This Letter of Transmittal is being supplied for informational purposes only to persons who hold shares of Preferred Stock. The Senior Notes offered pursuant to this tender transaction will be issued in book-entry form only (for a description of the book-entry nature of the Senior Notes see the “Description of Senior Notes – Global Note; Book-Entry Form” section of the Offering Circular). No physical certificates for Senior Notes will be issued to shareholders of record. Consequently, shareholders who wish to tender any shares of Preferred Stock for Senior Notes must tender those shares through an institution that either clears through or maintains a custodial relationship with a direct or indirect participant in the book entry and transfer system of The Depository Trust Corporation (“DTC”), such as a bank, broker-dealer or trust company. Tendering shareholders should not submit this Letter of Transmittal directly to the Exchange Agent. Instead, tendering shareholders should contact a DTC participant with which they have an account. The DTC participant will then tender the shares on behalf of the shareholder using the procedures set forth in the “The Note Offer—How to Tender—Tender Procedure for Nominees” section of the Offering Circular. If a shareholder of record holds shares of Preferred Stock in certificate form and does not maintain an account with a DTC participant, the shareholder must establish an account with such an institution prior to tendering shares in the Note Offer in order to receive Senior Notes pursuant to the Note Offer.

If a stockholder desires to tender shares of Preferred Stock pursuant to the Note Offer and the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed on or prior to the Expiration Time, the holder may nevertheless tender shares according to the guaranteed delivery procedure set forth in “The Note Offer—How to Tender” section of the Offering Circular.

DTC participants that are accepting the Note Offer, either on their own behalf or on behalf of beneficial owners of shares of Preferred Stock for whom they are authorized to act must transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send an Agent’s Message to the Exchange Agent for its acceptance. The Agent’s Message will state that DTC has received an express acknowledgement from the DTC participant tendering the shares of Preferred Stock on behalf of itself or another beneficial owner of shares of Preferred Stock, that the DTC participant has received and agrees to be bound by the terms and conditions of the Note Offer as set forth in the Offering Circular and this Letter of Transmittal and that Dynex Capital may enforce this agreement against the participant.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

You hereby tender to Dynex Capital, upon the terms and subject to the conditions of the Note Offer, the number of shares of Dynex Capital, Inc.’s Preferred Stock, par value $0.01 per share, indicated in the Agent’s Message and upon the terms and subject to the conditions set forth in the Offering Circular.

Subject to, and effective upon, the acceptance for exchange of, and the exchange for, the shares of your Preferred Stock tendered pursuant to this Letter of Transmittal, you hereby:

(a)	irrevocably sell, assign and transfer to, or upon the order of, Dynex Capital all right, title and interest in and to the shares of Preferred Stock that are being tendered hereby;

(b)	waive any and all rights with respect to the shares of Preferred Stock;

(c)	release and discharge Dynex Capital from any and all claims you may have now, or may have in the future arising out of, or related to, the shares of Preferred Stock except to the extent such a waiver is not permitted by applicable federal or state securities laws or regulations; and

(d)	irrevocably constitute and appoint Wachovia Bank, N.A., as Exchange Agent, your true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as agent of Dynex Capital) with respect to any tendered shares of Preferred Stock (the power of attorney being deemed to be an irrevocable power coupled with an interest) to:

•	deliver certificates for shares, or transfer ownership of shares on the account books maintained by the Book-Entry Transfer Facility, together in either case with all accompanying evidences of transfer and authenticity, to or upon the order of Dynex Capital, upon receipt by the Exchange Agent, as the undersigned’s agent, of the purchase price with respect to the shares;

•	present certificates for the shares for cancellation and transfer on Dynex Capital’s books; and

•	receive all benefits or otherwise exercise all rights of beneficial ownership of the shares of Preferred Stock (except that the Exchange Agent will have no rights to, or control over, the Note Offer consideration from Dynex Capital, except as agent for Dynex Capital for the consideration for any tendered shares of Preferred Stock that are exchanged for by Dynex Capital), all in accordance with the terms of and conditions to the Note Offer as described in the Offering Circular.

By tendering your shares of Preferred Stock in the Note Offer, you covenant, represent and warrant to Dynex Capital that:

(a)	you understand that tendering your shares pursuant to the procedures described in the “How to Tender” section of the Offering Circular and in the instructions hereto will constitute your acceptance of the terms and conditions of the Note Offer, including your representation and warranty that (i) you have a “net long position” in shares or equivalent securities at least equal to the shares tendered within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the tender of shares complies with Rule 14e-4 under the Exchange Act;

(b)

you “own” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act and have full power and authority to tender, sell, assign and transfer the shares tendered hereby and when and to the extent Dynex Capital accepts the shares for exchange, Dynex Capital will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(c)	you will execute and deliver, on request, any additional documents the Exchange Agent or Dynex Capital deems necessary or desirable to complete the assignment, transfer and exchange of the shares of Preferred Stock tendered hereby; and

(d)	you have read and agree to all of the terms of the Note Offer.

By tendering your shares of Preferred Stock in the Note Offer, you acknowledge that the delivery and surrender of your shares of Preferred Stock is not effective until receipt by the Exchange Agent of an Agent’s Message, together with any other required documents in form satisfactory to Dynex Capital. All questions as to the validity (including time of receipt) and acceptance of tenders and withdrawals of shares of Preferred Stock will be determined by Dynex Capital, in its sole discretion, which determination shall be final and binding.

By tendering your shares of Preferred Stock in the Note Offer, you acknowledge that if more shares of Preferred Stock are tendered than Dynex Capital is offering to acquire, Dynex Capital will accept shares of Preferred Stock that are validly tendered and not properly withdrawn prior to the Expiration Time of the Note Offer on a pro-rata basis, disregarding fractions that arise as a result of this pro-rationing, according to the number of shares of Preferred Stock tendered by each holder of Preferred Stock prior to the Expiration Time of the Note Offer. Thus, if the Preferred Stock is oversubscribed, Dynex Capital will accept from each holder tendering shares of Preferred Stock that number of shares of Preferred Stock equal to the total number of shares of Preferred Stock tendered by the tendering holder multiplied by a fraction, the numerator of which is the total number of shares of Preferred Stock sought by Dynex Capital in the Note Offer and the denominator of which is the total number of shares of Preferred Stock tendered by all tendering holders. Notwithstanding the foregoing, Dynex Capital reserves the right, in its sole discretion, to elect to purchase any and all of the excess shares of Preferred Stock tendered; and so long as the excess number accepted by us does not exceed two percent (2%) of the issued and outstanding shares of Preferred Stock, there will be no extension of the Note Offer period and no further notice to the stockholders will be required or given. If Dynex Capital elects to accept excess tendered shares of Preferred Stock, but less than all of the tendered shares of Preferred Stock, then the shares of Preferred Stock tendered shall be accepted on a pro-rata basis, as described above.

By tendering your shares of Preferred Stock, you acknowledge that the Senior Notes offered in the Note Offer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Dynex Capital is relying on the exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of that Act for the Senior Notes. Under that exemption, if the shares of Preferred Stock the undersigned tenders are freely tradable, the Senior Notes the undersigned will receive in the Note Offer will be freely tradable. If the shares of Preferred Stock tendered in the Note Offer are restricted, the Senior Notes the undersigned will receive will be restricted to the same degree.

By tendering your shares of Preferred Stock, you acknowledge that, except as otherwise provided in the Offering Circular, tenders made pursuant to the Note Offer are irrevocable. Shares of Preferred Stock tendered pursuant to this Note Offer may be withdrawn:

•	at any time prior to the Expiration Time; or

•	if not yet accepted for payment, after May 31, 2004.

For a withdrawal to be effective, stockholders must contact the broker, dealer, bank or other financial institution that either clears through or maintains a custodial relationship with a direct or indirect participant in the book entry and transfer system of DTC through which the stockholder tendered its shares of Preferred Stock and request the DTC participating institution to send an ATOP notice of withdrawal so that it is received by the Exchange Agent before the Expiration Time.

You agree that the tender of your shares of Preferred Stock pursuant to the procedures described in the Offering Circular, this Letter of Transmittal and in the instructions hereto and acceptance thereof by Dynex Capital will constitute a binding agreement between you and Dynex Capital upon the terms and subject to the conditions of the Note Offer. For purposes of the Note Offer, you understand that Dynex Capital will be deemed to have accepted for exchange validly tendered shares of Preferred Stock (or defectively tendered shares of Preferred Stock with respect to which Dynex Capital has waived such defect), only if, as and when Dynex Capital gives oral (confirmed in writing) or written notice thereof to the Exchange Agent.

You acknowledge that, by tendering your shares of Preferred Stock in the Note Offer, under certain circumstances and subject to certain conditions of the Note Offer (which Dynex Capital may waive in its sole discretion if permitted by applicable law) as set forth in the Offering Circular, Dynex Capital is not required to accept for exchange any of the shares of Preferred Stock tendered (including any shares of Preferred Stock tendered after the Expiration Time). Any shares of Preferred Stock that have been tendered pursuant to the Note Offer but that are not exchanged for will be returned promptly through the facilities of DTC following the earlier to occur of the Expiration Time or the date on which the Note Offer is terminated without any shares of Preferred Stock being purchased thereunder.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, your death or incapacity, and every obligation of yours under this Letter of Transmittal shall be binding upon your heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Very truly yours,

DYNEX CAPITAL, INC.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE NOTE OFFER

1.	Tenders of Preferred Stock.

The Senior Notes will be issued solely in global, book-entry form. Consequently, stockholders who wish to tender any shares of Preferred Stock for Senior Notes must have or establish an account with, and tender those shares through, a broker, dealer, bank or other financial institution that either clears through or maintains a custodial relationship with a direct or indirect participant in the book entry and transfer system of DTC in order to be eligible to receive the Senior Notes. The DTC participant will then tender the shares on behalf of the stockholder using the Book-Entry Transfer Facility’s Automated Tender Offer Program (“ATOP”) procedures.

Tenders of shares of Preferred Stock in the Note Offer will be accepted prior to the Expiration Time in accordance with the procedures described in the Offering Circular or otherwise in compliance with the Letter of Transmittal. For a full description of the procedures for tendering shares of Preferred Stock, see “The Note Offer – How to Tender” in the Offering Circular.

2.	Guaranteed Delivery.

If a stockholder desires to tender shares of Preferred Stock pursuant to the Note Offer and the procedures for book-entry transfer (including delivery of an Agent’s Message) cannot be completed on or prior to the Expiration Time, the holder may nevertheless tender shares according to the guaranteed delivery procedure set forth in “The Note Offer – How to Tender” section of the Offering Circular.

3.	Issuance of Senior Notes.

The Senior Notes will be issued in denominations of $1,000 or in integral multiples of $1,000. In cases where the aggregate consideration for shares of each series you tender is not an even multiple of $1,000, you will receive cash for the amount in excess of the nearest lower $1,000 multiple not to exceed $999.99. For a more detailed description of the terms of the Senior Notes being offered, please see “Description of Senior Notes” in the Offering Circular.

The Senior Notes issued pursuant to this Note Offer will be issued in book-entry form only; therefore, physical certificates representing the Senior Notes will not be issued as a result of the Note Offer. Rather than issuing physical certificates, tendering stockholders will receive through their nominee accounts, credit for the number of book-entry Senior Notes into which their tendered shares of Preferred Stock are exchanged. In all cases, exchange for shares tendered and accepted for exchange pursuant to the Note Offer will be made only after timely confirmation by the Exchange Agent of the book-entry transfer of the shares into the Exchange Agent’s account at the Book-Entry Transfer Facility and any other documents required by the Letter of Transmittal or ATOP.

4.	Withdrawal of Tenders.

Except as otherwise provided in the Offering Circular, tenders made pursuant to the Note Offer are irrevocable. Shares of Preferred Stock tendered pursuant to this Note Offer may be withdrawn:

•	at any time prior to the Expiration Time; or

•	if not yet accepted for payment, after May 31, 2004.

For a withdrawal to be effective, stockholders must contact the broker, dealer, bank or other financial institution that either clears through or maintains a custodial relationship with a direct or indirect participant in the book entry and transfer system of DTC through which the stockholder tendered its shares of Preferred Stock and request the DTC participating institution to send an ATOP notice of withdrawal so that it is received by the Exchange Agent before the Expiration Time.

All questions as to the form and validity (including the time of receipt) of notices of withdrawal will be determined by Dynex Capital in its sole discretion, and its determination shall be final and binding on all parties. None of Dynex Capital, the information agent or the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice.

Withdrawals may not be rescinded, and shares properly withdrawn shall not be deemed to be duly tendered for purposes of the Note Offer. Withdrawn shares, however, may be re-tendered before the Expiration Time by again following the procedures described under “The Note Offer—How to Tender” in the Offering Circular.

If Dynex Capital extends the Note Offer, is delayed in its exchange for shares of Preferred Stock or is unable to accept shares of Preferred Stock pursuant to the Note Offer for any reason, then, without prejudice to Dynex Capital’s rights under the Note Offer, the Exchange Agent may, subject to applicable law, retain tendered shares on behalf of Dynex Capital, and the shares of Preferred Stock may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described herein.

5.	Transfer Taxes.

Dynex Capital will pay all stock transfer taxes, if any, payable on the transfer to it of shares of Preferred Stock acquired pursuant to the Note Offer by stockholders of record. However, if the Senior Notes are to be registered in the name of any person other than the stockholder of record, or if tendered shares are registered in the name of any person other than the person represented in the Agent’s Message, the amount of any stock transfer taxes (whether imposed on the stockholder of record or the other person) payable on account of the transfer to such person will be deducted from the exchange price (i.e., the principal amount of the Senior Notes issued in the Note Offer), unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

6.	Irregularities.

All questions as to the number of shares of Preferred Stock to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by Dynex Capital, in its sole discretion, and its determination shall be final and binding on all parties. Dynex Capital reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of Dynex Capital’s counsel, be unlawful. Dynex Capital also reserves the absolute right to waive any of the conditions of the Note Offer prior to the expiration of the Note Offer or any defect or irregularity in any tender with respect to any particular shares or any particular stockholder and Dynex Capital’s interpretation of the terms of the Note Offer will be final and binding on all parties. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by Dynex Capital. None of Dynex Capital, the Exchange Agent, the information agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any notice.

7.	Waiver of Conditions.

Dynex Capital expressly reserves the absolute right, in its sole discretion prior to the expiration of the Note Offer, to amend or waive any of the conditions to the Note Offer in the case of any shares of Preferred Stock tendered, in whole or in part, at any time and from time to time.

8.	Requests for Assistance or Additional Copies.

Requests for assistance may be directed to the Information Agent or the Exchange Agent at their addresses set forth on the back cover of the Offering Circular or to your broker, dealer, commercial bank or trust company. Additional copies of the Offering Circular or this Letter of Transmittal may be obtained from the Information Agent.

IMPORTANT: CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS) OR, IF APPLICABLE, THE ATOP-DELIVERED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE EXCHANGE AGENT BEFORE THE EXPIRATION TIME.

IMPORTANT TAX INFORMATION

Tax Identification Number and Backup Withholding.

Federal income tax law generally requires that a stockholder whose tendered shares are accepted for purchase, or such shareholder’s assignee, in either case, referred to as the “payee,” provide the Exchange Agent with such payee’s correct taxpayer identification number, which, in the case of a payee who is an individual, is such payee’s social security number. If the Exchange Agent is not provided with the correct taxpayer identification number or an adequate basis for an exemption, such payee may be subject to penalties imposed by the Internal Revenue Service and backup withholding in an amount equal to 28% of the gross proceeds received under the Note Offer. If withholding results in an overpayment of taxes, a refund may be obtained. To prevent backup withholding, each payee must provide such payee’s correct taxpayer identification number by completing the Substitute Form W-9 included herewith, certifying that the taxpayer identification number provided is correct, or that such payee is awaiting a taxpayer identification number, and that (i) the payee is exempt from backup withholding, (ii) the payee has not been notified by the IRS that such payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified the payee that such payee is no longer subject to backup withholding. If the payee does not have a taxpayer identification number, such payee should (i) consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for instructions on applying for a taxpayer identification number, (ii) write “Applied For” in the space provided in Part 1(A) of the Substitute Form W-9 and check the appropriate box in Part 1(B), and (iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number included herewith. If the payee does not provide such payee’s taxpayer identification number to the Exchange Agent prior to the payment of the purchase price for shares pursuant to the Note Offer, backup withholding will apply and will reduce the net amount paid to the selling shareholder. Note that writing “Applied For” on the Substitute Form W-9 means that the payee has already applied for a taxpayer identification number or that such payee intends to apply for one in the near future. If shares are held in more than one name or are not in the name of the actual owner, consult the W-9 Guidelines for information on which taxpayer identification number to report. Exempt payees, including, among others, all corporations and certain foreign individuals, are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt payee should write “Exempt” in Part 2 of Substitute Form W-9, and should sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. In order for a nonresident alien or foreign entity to qualify as an exempt payee, such person must submit a completed IRS Form W-8 BEN or a Substitute Form W-8 (or similar form), signed under penalties of perjury attesting to such exempt status. Such form may be obtained from the Exchange Agent.

Withholding on Foreign Holder.

The following discussion applies to any “foreign shareholder,” that is a shareholder that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, a foreign estate or a foreign trust. A foreign shareholder who has provided the necessary certification to the Exchange Agent will not be subject to backup withholding. However, foreign shareholders generally are subject to withholding under Internal Revenue Code sections 1441 or 1442 at a rate of 30% of the gross payments. The general 30% withholding rate may be reduced under a tax treaty, if appropriate certification is furnished to the Exchange Agent. A foreign shareholder may also obtain exemption from withholding by delivering to the Exchange Agent appropriate certification that the gross proceeds are effectively connected with the conduct of a trade or business within the United States, or establishing to the satisfaction of the Exchange Agent that such shareholder meets those tests described in the “Material United States Federal Income Tax Consequences” section of the Offering Circular that would characterize the exchange as a sale (as opposed to a dividend). A foreign shareholder may be eligible to obtain a refund of all or a portion of any tax withheld if such holder is able to establish to the IRS that no tax, or a reduced amount of tax, is due. FOREIGN SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.

PAYER’S NAME: Wachovia Bank, N.A.

SUBSTITUTE FORM W-9	PART 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.

Social Security Number OR

Employer Identification Number

DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE	PART 2 Certification — Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and	PART 3 — ☐ Awaiting TIN

PAYER’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)

(2)     I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

          CERTIFICATE INSTRUCTIONS — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Sign Here	SIGNATURE
DATE

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP

WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU

PURSUANT TO THE NOTE OFFER.

PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER

IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld.

Signature	Date

The Information Agent for the Note Offer is:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

Please call: (800) 322-2885 (toll free) or (212) 929-5500

Email: proxy@mackenziepartners.com

Any questions or requests for assistance may be directed to the Information Agent at the address and telephone number set forth above. You may also contact your broker, dealer, commercial bank or trust company or any other nominee for assistance concerning this Note Offer.